Exhibit 99.1

Rocket Lab Completes Mynaric Acquisition, Adding Laser Optical Communications To Growing Space Systems Portfolio

Rocket Lab now plans to scale Mynaric production capacity, making industry-leading satellite laser communication technology available at the volume and speed demanded by commercial and government satellite customers across Europe, the United States, and rest of world.

Long Beach, California. April 14, 2026. – Rocket Lab Corporation (Nasdaq: RKLB) (“Rocket Lab” or “the Company”), a global leader in launch services and space systems, today announced it has completed the acquisition of Mynaric AG (“Mynaric”), a leading provider of laser optical communications terminals for air, space, and mobile applications. Rocket Lab paid an aggregate consideration value of $155.3 million consisting of a nominal cash payment and 2,277,002 shares of Rocket Lab’s Common Stock. The acquisition further strengthens Rocket Lab’s extensive capabilities as a leading launch provider, spacecraft manufacturer, and supplier of satellite components at scale to the global space market.

“Laser communication is a key enabler for satellite constellations, but it has long been a supply chain pain point for commercial and government constellation operators. High-performing and cost-effective products simply have not been available in high volumes. That changes today with Mynaric now officially part of Rocket Lab,” said Sir Peter Beck, founder and CEO of Rocket Lab. “We have a strong track record of unlocking satellite subsystem bottlenecks, making industry-leading technology affordable and available at scale. We look forward to joining forces with the Mynaric team to do the same for laser communications.”

The completion of the transaction comes after successful review and approval by Germany’s Federal Ministry for Economic Affairs and Energy. Mynaric will continue to be headquartered in Munich, Germany, establishing Rocket Lab’s first European footprint and enabling the Company to expand its ability to support German and broader European space programs.

An important driving factor behind the acquisition decision was Rocket Lab’s extensive insight into the Mynaric team and technology, thanks to Mynaric providing CONDOR Mk3 optical communication terminals for Rocket Lab's $1.3 billion prime contracts to produce 36 satellites for the Space Development Agency (SDA) Proliferated Warfighter Space Architecture. This relationship gave Rocket Lab a high degree of confidence in the Mynaric team and technology, while also giving the Company insight into how the products could be scaled and efficiencies achieved to meet rapidly growing customer demand. Mynaric is also a supplier to other SDA contracts, and Mynaric and Rocket Lab share many customers spanning commercial constellation operators, satellite prime contractors, and defense and civil government agencies.

ENDS

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+ About Rocket Lab

About Rocket Lab Rocket Lab is a leading space company that provides launch services, spacecraft, payloads and satellite components serving commercial, government, and national security markets. Rocket Lab’s Electron rocket is the world’s most frequently launched orbital small rocket; its HASTE rocket provides hypersonic test launch capability for the U.S. government and allied nations; and its Neutron launch vehicle in development will unlock medium launch for constellation deployment, national security and exploration missions. Rocket Lab’s spacecraft and satellite components have enabled more than 1,700 missions spanning commercial, defense and national security missions including GPS, constellations, and exploration missions to the Moon, Mars, and Venus. Rocket Lab is a publicly listed company on the Nasdaq stock exchange (RKLB). Learn more at www.rocketlabcorp.com.

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